SECURITIES AND EXCHANGE COMMISSION
 ==================================
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
==================================

GLOBAL HOLDINGS, INC.
(Exact Name of Registrant in its Charter)

NEVADA		20-8403198
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

P.O. Box 6053
East Brunswick, NJ 08816
(732) 991-5610
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

P.O. Box 6053
East Brunswick, NJ 08816
(732) 991-5610
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

RICHARD I. ANSLOW, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company filer.  See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer [  ]     Accelerated Filer [  ]     Non-Accelerated Filer [  ]     Smaller Reporting Company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.0001	2,614,000	$.20	$524,800	$20.62

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling shareholders may sell shares of our common stock at a fixed price of $.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.20 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $.20.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MAY       , 2008.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

2,614,000
GLOBAL HOLDINGS, INC.
SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 2,614,000 shares of our common stock can be sold by selling security holders at a fixed price of $.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.20 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $.20. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY’S AUDITOR CONSIDERS US TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  May ___, 2008

ABOUT OUR COMPANY

General

Global Holdings, Inc. was incorporated in the State of Nevada in January 2007.  In September 2007, the Company formed its wholly-owned subsidiary, BZ Commercial Corp., a New Jersey corporation (“BZ Commercia;”).  The Company is a development stage principally engaged in the business of “at a best efforts basis” consulting to commercial corporations whose sales volumes are under $1,000,000 per year.  Through its subsidiary, the Company will attempt to secure Asset Based Financing facilities which could include Factoring, Inventory Lending, Purchase Order Financing, Accounts Receivable Financing and many other types of Asset Based Lending Facilities.

Founded in 2007, the Company will target companies throughout the United States and Canada.  The focus will be companies that cannot easily secure asset-backed financing.  Specifically, the companies focused on may have management or historical corporate issues, be newly formed, have limited equity and/or has sustained losses that depreciate the value of the specific company’s assets.

We expect to have agreements in place with bank lenders whom will pay us a fixed percentage of any loans or fees earned that will occur between our referred clients and the bank lender.  We may also charge a fee to the client if we are successful in securing a financial arrangement.

Typically, we will have potential clients fill out applications and provide us with substantial business information which we will package and supply to lenders that we feel will give our clients the best possible service, rates and systems.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.20 was determined by the price shares were sold to our shareholders in a private placement memorandum of $.20. This is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from the Period from January 29, 2007 (Inception) to December 31, 2007 are derived from our audited financial statements. The statement of operations and balance sheet data for the three months ended March 31, 2008 are derived from our unaudited financial statements.

	For The Three Months Ended March 31, 2008 (Unaudited)	For the Period from January 29, 2007 (Inception) to December 31, 2007 (Audited)
STATEMENT OF OPERATIONS

Revenues	-	-
Total Operating Expenses	12,969	2,764
Net Loss	(12,969)	(2,764)

	For The Three Months Ended March 31, 2008 (Unaudited)	For the Period from January 29, 2007 (Inception) to December 31, 2007 (Audited)
BALANCE SHEET DATA

Cash	9,831	-
Total Assets	9,831	-
Total Liabilities	964	964
Stockholders’ Equity (Deficit)	8,867	(964)

WHERE YOU CAN FIND US

Our business office is located at P.O. Box 6053, East Brunswick, New Jersey 08816. This location is the mailing address of the Company and we hope to establish our offices shortly.  Our telephone number is (732) 991-5610.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated Nevada in January 2007.  We have no revenues to date and have a limited operating history upon which an evaluation of our future success or failure can be made. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise an additional $20,000 through public or private debt or sale of equity or revenues to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR INDEPENDENT AUDITORS HAVE INCLUDED A GOING CONCERN OPINION AND RELATED DISCUSSION IN THE NOTES TO OUR FINANCIAL STATEMENTS.

It should be noted that our independent auditors have included a going concern opinion and related discussion in the notes to our financial statements. The auditors have included the going concern provision because we have incurred significant and recurring losses and have not as of yet incurred any revenues. The Company’s status as a development state company has caused our Auditors to have substantial doubts about our ability to continue as a going concern.

As of December 31, 2007, we have incurred net losses of $2,764. Our working capital deficiency as of December 31, 2007 was ($964) and on March 31, 2008 our working capital was $8,867. Until such time we receive additional debt or equity financing, or begin to receive significant revenues from operations, there is a risk that our auditors will continue to include a going concern provision in the notes to our financial statements. We may continue to incur losses as we spend additional capital to develop and market our products and services and establish our infrastructure and organization to support anticipated operations. To date we have not incurred any revenues. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Any of these factors could cause our stock price to decline and result in your losing a portion or all of your investment.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE, THE CONTINUED SERVICE, AND THE TIME DEVOTED TO THE COMPANY BY, MITCHELL COHEN, OUR CHIEF EXECUTIVE OFFICER AND DIRECTOR.

We are presently dependent to a great extent upon the experience, abilities and continued services of Mitchell Cohen, our Chief Executive Officer.  Mr. Cohen plans to devote 50% of his time to the development and growth of the Company. The loss of services of any of the management staff could have a material adverse effect on our business, financial condition or results of operation.

OUR CHIEF EXECUTIVE OFFICER AND EMPLOYEE, MITCHELL COHEN, HAS LIMITED EXPERIENCE MANAGING PUBLIC COMPANIES

Mr. Cohen, our Chief Executive Officer and Director has only limited experience managing public companies.

WE DO NOT PRESENTLY HAVE IN PLACE AN EMPLOYMENT AGREEMENT WITH MITCHELL COHEN OR STUART DAVIS, OUR CHIEF EXECUTIVE OFFICER AND SECRETARY, RESPECTIVELY.

We presently do not have in place an employment agreement with either, Mitchell Cohen, our Chief Executive Officer and Director or Stuart Davis, our Secretary and Director. Should the Company no longer be able to secure the services of Mr. Cohen or Mr. Davis, the loss of Mr. Cohen or Mr. Davis could have a material adverse effect on our business, financial condition or results of operations.

OUR MANAGEMENT IS NOT CURRENTLY RECEIVING ANY COMPENSATION.

Neither Mitchell Cohen nor Stuart Davis is currently receiving any compensation for their work as officers of the Company. Neither Mr. Cohen nor Mr. Davis intends to take any form of salary until the Company’s annual revenues reach substantial levels, at which time a reasonable salary shall be determined. Based upon the Company’s development status, neither Mr. Cohen nor Mr. Davis expected to take a salary for the foreseeable future.

WE HAVE NO PLANS TO PAY DIVIDENDS.

To date, we have paid no cash dividends on our common shares.  For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

VOTING CONTROL OF OUR COMMON STOCK IS POSSESSED BY OUR OFFICERS MITCHELL COHEN AND STUART DAVIS.  ADDITIONALLY, THIS CONCENTRATION OF OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF THE GLOBAL HOLDINGS THAT MIGHT OTHERWISE RESULT IN YOUR RECEIVING A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON STOCK.

The voting control of our common stock is in Mitchell Cohen, our Chairman, President and Chief Executive Officer and Stuart Davis, our Secretary.  Mr. Cohen owns 8,000,000 shares of our Common Stock and Mr. Davis owns 7,500,000 shares of our Common Stock. Consequently, as of  March 31, 2008; Mr. Cohen and Mr. Davis have the combined right to vote 15,500,000 shares of our common stock, representing 85.56% of the currently outstanding voting shares.

The result of management’s voting control is that they have the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of Global Holdings that might otherwise result in your receiving a premium over the market price for your common stock.

WHILE NO CURRENT LAWSUITS ARE FILED AGAINST THE COMPANY, THE POSSIBILITY EXISTS THAT A CLAIM OF SOME KIND MAY BE MADE IN THE FUTURE.

While no current lawsuits are filed against us, the possibility exists that a claim of some kind may be made in the future. While we will work to insure high product quality and accuracy in all marketing and labeling, no assurance can be given that some claims for damages will not arise.  We currently have no plan to purchase liability insurance and we currently lack the resources to purchase such insurance.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.20 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in March 2008 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we hope to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 2,614,000 shares of our common stock held by 44 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in March 2008. Each of these 44 shareholders purchasing our common stock sold in the Regulation D rule 506 offering were either accredited investors or sophisticated investors.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of May 2, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering

Milton Miller	850,000	850,000	0	0
Barry Simon	850,000	850,000	0	0
Richard Miller	800,000	800,000	0	0
Ashwin Krishna	2,500	2,500	0	0
Ben Barkman	2,500	2,500	0	0
Damian Douziech	2,500	2,500	0	0
David McClure	2,500	2,500	0	0
Eniko Nagy	2,500	2,500	0	0
Rosyline Krishna	2,500	2,500	0	0
Slobodan Nikolic	2,500	2,500	0	0
Wayne Marlton	2,500	2,500	0	0
Zlojutro Dusko	2,500	2,500	0	0
Advanced Chiropractic of South FLA	2,500	2,500	0	0
Daniel McGuire	2,500	2,500	0	0
David L. Weissman	2,500	2,500	0	0
Heather Siegel	2,500	2,500	0	0
Mindy McGuire	2,500	2,500	0	0
Stephen & Judith Ickowitz	2,500	2,500	0	0
Edward Levine	2,500	2,500	0	0
Abraham Grunspan	1,500	1,500	0	0
Ann T. Ford Spoleti	2,500	2,500	0	0
Betsy Margolis	2,500	2,500	0	0
Craig Murray	5,000	5,000	0	0
Daniel Zupnick	5,000	5,000	0	0
Darryl Murray	5,000	5,000	0	0
Dr. Sandro S. Femin	2,500	2,500	0	0
Eoin Costello	1,500	1,500	0	0
Flo Weinberg Inc.	2,500	2,500	0	0
Fredrick Kiesecker	5,000	5,000	0	0
Giuseppe Telese	1,500	1,500	0	0
Inderjit Rahgi	2,500	2,500	0	0
John Costello	5,000	5,000	0	0
Jonathan Margolis	2,500	2,500	0	0
Jonathan Miller	1,500	1,500	0	0
Michael Diamond	5,000	5,000	0	0
Patrick Oliver-Kelly	2,500	2,500	0	0
Rajender Singh	2,500	2,500	0	0
Reva Miller	1,500	1,500	0	0
Rita Silver	2,500	2,500	0	0
RM Enterprises Int. Ltd	2,500	2,500	0	0
Stephen Webeck	5,000	5,000	0	0
Sukhjit Gill	1,500	1,500	0	0
Vanity Events Inc.	2,500	2,500	0	0
Vanity Holdings Group Inc.	2,500	2,500	0	0
Total	2,614,000	2,614,000	0	0

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners are related to one another or to any Officer or Director of the Company:

(1)                    [ARE THERE ANY RELATIONSHIPS (FAMILIAL, BUSINESS, ETC.) BETWEEN THE SELLING SHAREHOLDERS]

Mr. Cohen is personally acquainted with all of our shareholders, and solicited their investment in the private placement.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. The fixed price of $.20 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $.20. Although our common stock is not listed on a public exchange, we hope to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $.20 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,

o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

o	through direct sales to purchasers or sales effected through agents,

o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. Therefore, the selling stockholders are deemed underwriters.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus.

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of May 2, 2008 are as follows:

NAME	AGE	POSITION

Mitchell Cohen	49	Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and Treasurer
Stuart Davis	49	Secretary and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Mitchell Cohen

Mr. Cohen has over thirty years of experience in the Asset Based Financing industry.  For the last 15 years he has been the President of J.A.S. Commercial Corp, which is a company that locates financing for company's that generate sales over $1,000,000 per year. Mr. Cohen's expertise is in the Factoring area where he served as an Assistant Vice President with Nations Bank for 10 years prior to forming J.A.S. Commercial Corp. in 1993. Despite his Factoring background Mr Cohen has supplied lenders with many different types of Asset Backed Loans.  Mr. Cohen graduated from Queensborough Community College with an A.S. in Business.

Stuart Davis

Stuart Davis graduated Brooklyn College in 1981 with a BA in Economics.  Mr. Davis worked seventeen years in the brokerage industry.During his tenure in the brokerage industry in the 1980’s and 1990’s he worked for some of the largest brokerage firms , where he held the positions of Account Executive , Vice President, and Senior Vice President.  He participated in many initial public offerings and private placements.For the past eight years Mr. Davis has been the President of RJB Consulting Inc.  He has consulted with companies who need guidance on how to go public and survive being a public company.  He has assisted companies with going public.  Through his brokerage experience he also can advise clients where to go to raise capital.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of May 2, 2008 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Mitchell Cohen P.O. Box 6053, East Brunswick, NJ 08816	8,000,000(1)	44.14%

Common Stock	Stuart Davis P.O. Box 6053, East Brunswick, NJ 08816	7,500,000(1)	41.38%

(1)	The percent of class is based on 18,114,000 shares of our common stock issued and outstanding as of May 2, 2008.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 205,000,000 shares of common stock, $0.0001 par value per share. As of May 2, 2008, 18,114,000 common shares were issued and outstanding. Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted on by the owners thereof at meetings of our shareholders.

All common shares are fully paid and non-assessable, with no personal liability attaching to the ownership.  The holders of common shares do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding common shares can elect all of the directors.

Preferred Stock

We are authorized to issue no shares of preferred stock.

Dividend Policy

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Berman & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in January 2007 in the State of Nevada and a total of 15,500,000 shares of common stock were issued to Mitchell Cohen and Stuart Davis.

DESCRIPTION OF BUSINESS

General

Global Holdings, Inc. was incorporated in the State of Nevada in January 2007.  In September 2007, the Company formed its wholly-owned subsidiary, BZ Commercial.  The Company is a development stage principally engaged in the business of providing consulting to commercial corporations whose sales volumes are under $1,000,000 per year.  Through its subsidiary, the Company will attempt to secure Asset Based Financing facilities, which could include Factoring, Inventory Lending, Purchase Order Financing, Accounts Receivable Financing and many other types of Asset Based Lending Facilities from lenders.  In this regard, Factoring is the sale of a company’s invoices to a third party, known as a Factor.  A Factor will purchase a company’s invoices for up to 90% of the total amount. The company would then get needed cash now and the Factor takes on the risk of collecting the payments from the company’s customers. The creditworthiness of the company’s customers is very important and leads to better terms from a Factor.

Founded in 2007, the Company will target companies throughout the United States and Canada.  The focus will be companies that cannot easily secure asset-backed financing.  Specifically, the companies focused on may have management or historical corporate issues, be newly formed, have limited equity and/or sustained losses that depreciate the value of the specific company’s assets.

We expect to have agreements in place with bank lenders whom will pay us a fixed percentage of any loans or fees earned that will occur between our referred clients and the bank lender.  We may also charge a fee to the client if we are successful in securing a financial arrangement.

Typically, we will have potential clients fill out applications and provide us with substantial business information, such as historical data, reference, credit reports, etc.,  which we will package and supply to lenders that we feel will give our clients the best possible service, rates and systems.  Upon receiving approval from a lender to proceed with financing, we will assist our clients with deal execution and are only compensated when financing is received for our clients.

Compensation

With respect to Asset Backed Financing that we arrange for our clients, we will receive a fixed percentage of the loan as compensation.  In conjunction with Factoring transactions, we will receive a monthly allotment as compensation during the term of the applicable Factoring agreement

Marketing

We plan to generate business by purchasing advertisements in local New Jersey newspapers.  We also plan to purchase display booths at trade shows frequent by small business owners seeking financing in the New York metropolitan area to provide information about our services, rates, and management.

Competition

We have many competitors who operate individually as brokers and as large firms.

MANAGEMENT DISCUSSION AND ANALYSIS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

Global Holdings, Inc. was incorporated in the State of Nevada in January 2007.  In September 2007, the Company formed its wholly-owned subsidiary, BZ Commercial.  The Company is a development stage principally engaged in the business of providing consulting to commercial corporations whose sales volumes are under $1,000,000 per year.  Through its subsidiary, the Company will attempt to secure Asset Based Financing facilities which could include Factoring, Inventory Lending, Purchase Order Financing, Accounts Receivable Financing and many other types of Asset Based Lending Facilities from lenders.  In this regard, Factoring is the sale of a company’s invoices to a third party, known as a Factor.  A Factor will purchase a company’s invoices for up to 90% of the total amount. The company would then get needed cash now and the Factor takes on the risk of collecting the payments from the company’s customers. The creditworthiness of the company’s customers is very important and leads to better terms from a Factor.

Founded in 2007, the Company will target companies throughout the United States and Canada.  The focus will be companies that cannot easily secure asset-backed financing.  Specifically, the companies focused on may have management or historical corporate issues, be newly formed, have limited equity and/or sustained losses that depreciate the value of the specific company’s assets.

We expect to have agreements in place with bank lenders whom will pay us a fixed percentage of any loans or fees earned that will occur between our referred clients and the bank lender.  We may also charge a fee to the client if we are successful in securing a financial arrangement.

Typically, we will have potential clients fill out applications and provide us with substantial business information, such as historical data, reference, credit reports, etc.,  which we will package and supply to lenders that we feel will give our clients the best possible service, rates and systems.  Upon receiving approval from a lender to proceed with financing, we will assist our clients with deal execution and are only compensated when financing is received for our clients.

1.    We raised $22,800 through our private placement.  We can now begin to implement our plan to consult commercial companies with revenues less than $1,000,000.

2.    We will work with our consultants, Milton Miller, Barry Simon and Richard Miller, to develop new sources of business, identifying and analyzing possible strategic alliances and reviewing the Company’s plans and daily operations.

3.    We expect to execute on the agreements disclosed below:
Riviera Finance Agreement

On January 22, 2008, our wholly-owned subsidiary, BZ Commercial, entered into an Independent Representative Marketing Agreement with Rivera Finance (the “Rivera Finance Agreement”).  Pursuant to the Riviera Finance Agreement, our wholly-owned subsidiary will act as an independent marketing representative of BZ Commercial and solicit new prospective commercial clients for Riviera Finance.

In this regard, we recently connected a Dominican Republic exporter with Rivera Finance with respect to a one-year Factoring agreement.  Commencing in May 2008, we will receive 10% of the Factoring revenue, as commission, which we estimate will be $500 per month.

JD Factors Agreement

On January 17, 2008, our wholly-owned subsidiary, entered into an Independent Representative Marketing Agreement with JD Factors, LLC (the “JD Factors Agreement”).  Pursuant to the JD Factors Agreement, our wholly-owned subsidiary will act as an independent marketing representative of JD Factors, LLC and solicit new prospective commercial clients for JD Factors, LLC.  We have not generated any fees from this arrangement to date.

Bay View Funding Agreement

On December 12, 2007 our wholly-owned subsidiary, entered into a Brokerage Agreement with Bay View Funding (“the BVF Brokerage Agreement”).  Pursuant to the BVF Brokerage Agreement, our wholly-owned subsidiary will act as an independent consultant in conjunction with the promotion of Bay View Funding’s services. We have not generated any fees from this arrangement to date.

Marlin Trade Agreement

On October 27, 2007 our wholly-owned subsidiary entered into a Factoring Broker Agreement with Marlin Trade Receivables Corp. (the “Marlin Trade Agreement”).

In April 2008 we began receiving monthly commissions for a Factoring arrangement we established between Marlin Trade Receivables and our flooring contractor client.

Limited Operating History

We have generated slightly more than one full year of financial information and have not previously demonstrated that we will be able to expand our business through an increased investment in our product line and/or marketing efforts. We cannot guarantee that the expansion efforts described in this Registration Statement will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our new products and/or sales methods.

If financing is not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

Results of Operations for the Fiscal Year Ended December 31, 2007 and the Period Ended March 31, 2008.

For the period ended March 31, 2008, we had no revenue. Expenses for the period totaled $12,969 resulting in a loss from operations of $12,969.

For the period ended December 31, 2008, we had no revenue.  Expenses for the period totaled $2,764 resulting in a loss from operations of $2,764.

Capital Resources and Liquidity for the Fiscal Year Ended December 31, 2007 and the Period Ended March 31, 2008.

As of March 31, 2008, we had $9,831 in cash.

As of December 31, 2007, we had no assets.

We believe we can satisfy our cash requirements for the next twelve months with our current cash. However, completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without adequate revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our profit, revenue, and growth goals.

We anticipate that our operational, and general and administrative expenses for the next 12 months will total approximately $50,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 26, 2007, 8,000,000 restricted shares of common stock were sold to our co-founder, Mitchell Cohen. The shares were sold pursuant to the exemption from registration contained in Section 4(2) of the Act. No commission was paid to anyone in connection with the sale of shares to Mr. Cohen.

On March 26, 2007, 7,500,000 restricted shares of common stock were sold to our co-founder, Stuart Davis. The shares were sold pursuant to the exemption from registration contained in Section 4(2) of the Act. No commission was paid to anyone in connection with the sale of shares to Mr. Davis.

Mitchell Cohen is the President of J.A.S. Commercial Corp., which also locates financing for companies but targets companies that generate revenues over $1,000,000.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 46 shareholders of our common stock.

Rule 144 Shares

As of May 2, 2008, there are 18,000,000 shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. As of March 26, 2008, the 8,000,000 shares issued to Mitchell Cohen, the 7,500,000 shares issued to Stuart Davis, the 850,000 shares issued to Milton Miller, the 850,000 shares issued to Barry Simon, and the 800,000 shares issued to Richard Miller became available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act, presuming we have current information available to the public. In September 2008, the remaining 114,000 shares of our common stock currently outstanding and held by the forty-one shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 181,240 shares of our common stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended January 31, 2008 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Mitchell Cohen President, Chief Executive Officer,	2008	$0	0	0	0	0	0	0	$0
Treasurer and Director	2007	$0	0	0	0	0	0	0	$0

Stuart Davis,	2008	$0	0	0	0	0	0	0	$0
Secretary and Director	2007	$0	0	0	0	0	0	0	$0

Option Grants Table.  There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through March 31, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table.  There were no stock options exercised during period ending March 31, 2008, by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

GLOBAL HOLDINGS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

CONTENTS

Consolidated Balance Sheets – As of March 31, 2008 (Unaudited) and
December 31, 2007 (Audited)	F-1

Consolidated Statements of Operations –
For the Three Months Ended March 31, 2008, the Period from January 29, 2007 (inception)
to March 31, 2007 and for the Period from January 29, 2007 (Inception) to
March 31, 2008 (Unaudited)	F-2

Consolidated Statements of Changes in Stockholders’ Equity (Deficit) –
For the Three Months Ended March 31, 2008 and for the Period from January 29, 2007 (Inception)
to March 31, 2008 (Unaudited)	F-3

Consolidated Statements of Cash Flows –
For the Three Months Ended March 31, 2008, the Period from January 29, 2007 (inception)
to March 31, 2007 and for the Period from January 29, 2007 (Inception) to
March 31, 2008 (Unaudited)	F-4

Notes to Consolidated Financial Statements (Unaudited)	F-5 - F-9

Global Holdings, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Balance Sheets

	March 31, 2008	December 31, 2007
	(Unaudited)	(Audited)

Assets

Current Assets
Cash	$9,831	$-
Total Current Assets	9,831	-

Total Assets	$9,831	$-

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Loans payable - related party	$964	$964
Total Current Liabilities	964	964

Stockholders’ Equity (Deficit)
Preferred stock ($0.0001 par value, 5,000,000 shares authorized,
none issued and outstanding)	-	-
Common stock ($0.0001 par value, 200,000,000 shares authorized,
18,114,000 and 18,084,500 shares issued and outstanding)	1,811	1,808
Additional paid in capital	22,789	16,892
Deficit accumulated during development stage	(15,733)	(2,764)
Subscriptions receivable	-	(16,900)
Total Stockholders’ Equity (Deficit)	8,867	(964)

Total Liabilities and Stockholders’ Equity (Deficit)	$9,831	$-

Check	-	-

See accompanying notes to unaudited consolidated financial statements

F-1

Global Holdings, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended March 31, 2008	For the Period from January 29, 2007 (inception) to March 31, 2007	For the Period from January 29, 2007 (inception) to March 31, 2008

Revenues	$-		$-

Operating expenses
General and administrative	12,969	2,439	15,733
Total operating expenses	12,969	2,439	15,733

Loss from operations	(12,969)	(2,439)	(15,733)

Net loss	$(12,969)	$(2,439)	$(15,733)

Net loss per share - basic and diluted	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding
during the period - basic and diluted	18,107,418	15,010,000	17,994,332

18,114,000 and 18,084,500 shares issued and outstanding)

See accompanying notes to unaudited consolidated financial statements

F-2

Global Holdings, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statements of Changes in Stockholders' Equity (Deficit)
For the three months ended March 31, 2008
and for the period from January 29, 2007 (Inception) to March 31, 2008
(Unaudited)

				Deficit
				Accumulated
				During		Total
	Common Stock		Additional	Development	Subscriptions	Stockholders'
	Shares	Amount	Paid in Capital	Stage	Receivable	Equity (Deficit)

Issuance of common stock for services - founders ($0.0001/share)	15,500,000	$1,550	$-	$-	$-	$1,550

Issuance of common stock for services ($0.0001/share)	2,500,000	250	-	-	-	250

Issuance of common stock in exchange for subscriptions receivable ($0.20/share)	84,500	8	16,892	-	(16,900)	-

Net loss for the period ended December 31, 2007	-	-	-	(2,764)	-	(2,764)

Balance, December 31, 2007	18,084,500	$1,808	$16,892	$(2,764)	$(16,900)	$(964)

Receipt of prior period stock subscriptions	-	-	-	-	16,900	16,900

Issuance of common stock for cash ($0.20/share)	29,500	3	5,897	-	-	5,900

Net loss for the three months ended March 31, 2008	-	-	-	(12,969)	-	(12,969)

Balance, March 31, 2008	18,114,000	$1,811	$22,789	$(15,733)	$-	$8,867

See accompanying notes to unaudited consolidated financial statements

F-3

Global Holdings, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended March 31, 2008	For the Period from January 29, 2007 (inception) to March 31, 2007	For the Period from January 29, 2007 (inception) to March 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,969)	$(2,439)	$(15,733)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services - related parties	-	1,550	1,550
Stock issued for services	-	250	250

Net Cash Used In Operating Activities	(12,969)	(639)	(13,933)

CASH FLOWS FROM FINANCING ACTIVITIES:
Receipt of prior period stock subscriptions	16,900	-	16,900
Proceeds from issuance of common stock	5,900	-	5,900
Proceeds from loans payable - related party	-	639	964
Net Cash Provided By Financing Activities	22,800	639	23,764

Net increase in cash	9,831	-	9,831

Cash - beginning of period	-	-	-

Cash - end of period	$9,831	$-	$9,831

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Income taxes	$-	$-	$-
Interest	$-	$-	$-

See accompanying notes to unaudited consolidated financial statements

F-4

GLOBAL HOLDINGS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

Note 1 Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, stockholders’ equity or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

The unaudited interim financial statements should be read in conjunction with the Company’s Annual Report on Form S-1, which contains the audited financial statements and notes thereto, together with the Management’s Discussion and Analysis, for the period ended December 31, 2007. The interim results for the period ended March 31, 2008 are not necessarily indicative of results for the full fiscal year.

Note 2 Nature of Operations and Summary of Significant Accounting Policies

Nature of operations

Global Holdings, Inc. is a Nevada corporation incorporated on January 29, 2007. On September 26, 2007, the Company formed its wholly owned subsidiary, BZ Commercial Corp, a New Jersey corporation. This subsidiary is inactive as of December 31, 2007. The Company intends to assist in securing asset based financing for smaller companies throughout the United States and Canada.

Development stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include related party debt funding, equity based financing, obtaining agreements with factoring companies, and further implementation of the business plan. The Company will look to obtain additional debt and/or equity related funding opportunities. The Company has not generated any revenues since inception.

Risks and uncertainties

The Company operates in an industry that is subject to intense competition. The Company's operations are subject to significant risk and uncertainties including financial, operational, and regulatory risks including the potential risk of business failure.

F-5

GLOBAL HOLDINGS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.  The Company had no cash equivalents at March 31, 2008.

Net loss per share

Basic income per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period.  Diluted income per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At March 31, 2008, the Company did not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Stock-based compensation

All share-based payments to employees will be recorded and expensed in the statement of operations as applicable under SFAS No. 123R “Share-Based Payment”.  For the three months ended March 31, 2008, the Company has not issued any stock based compensation.

Fair value of financial instruments

The carrying amounts of the Company’s short-term financial instruments, including loans payable - related party, approximates fair value due to the relatively short period to maturity for this instrument.

Segment Information

The Company follows Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information."  During 2008, the Company only operated in one segment; therefore, segment information has not been presented.

F-6

GLOBAL HOLDINGS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

Recent accounting pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability.  It also defines fair value and established a hierarchy that prioritizes the information used to develop assumptions.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company does not expect SFAS No. 157 to have a material impact on its financial position, results of operations or cash flows.

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115” (“SFAS 159”). This standard permits an entity to measure financial instruments and certain other items at estimated fair value. Most of the provisions of SFAS No. 159 are elective; however, the amendment to FASB No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” applies to all entities that own trading and available-for-sale securities. The fair value option created by SFAS 159 permits an entity to measure eligible items at fair value as of specified election dates. The fair value option (a) may generally be applied instrument by instrument, (b) is irrevocable unless a new election date occurs, and (c) must be applied to the entire instrument and not to only a portion of the instrument. SFAS 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity (i) makes that choice in the first 120 days of that year, (ii) has not yet issued financial statements for any interim period of such year, and (iii) elects to apply the provisions of FASB 157. Management is currently evaluating the impact of SFAS 159, if any, on the Company’s financial statements. The adoption of SFAS No. 159 is not expected to have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R, “Business Combinations” (“SFAS 141R”), which replaces FASB SFAS 141, “Business Combinations”.  This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.

F-7

GLOBAL HOLDINGS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  Upon adoption of this standard, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of SFAS No. 141R is not expected to have a material effect on its financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $12,969 and net cash used in operations of $12,969 for the three months ended March 31, 2008, and a deficit accumulated during the development stage of $15,733 at March 31, 2008.  In addition, the Company is in the development stage and has not yet generated any revenues. The ability of the Company to continue as a going concern is dependent on Management's plans, which include potential asset acquisitions, mergers or business combinations with other entities as well as continued efforts in obtaining debt or equity based financing. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 Loans Payable – Related Party

During 2007, the Company’s Chief Executive Officer advanced $964 to pay the Company’s expenses.  The advances were non-interest bearing, unsecured and due on demand.

All advances represent a 100% concentration in debt financing.

F-8

GLOBAL HOLDINGS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008
(UNAUDITED)

Note 5 Stockholders’ Deficit

During March 2007, the Company issued 15,500,000 shares of common stock, having a fair value of $1,550 ($0.0001/share), to its founders for services rendered.

During March 2007, the Company issued 2,500,000 shares of common stock, having a fair value of $250 ($0.0001/share), based upon issuances of common stock to founders for services rendered, in exchange for consulting services to be performed over a period of one year.  At December 31, 2007, it was determined that the terms of service with each consultant had been fulfilled and that there was no prepaid asset remaining.

During October – December 2007, the Company issued 84,500 shares of common stock to third party investors under a private placement in exchange for subscriptions receivable having a fair value of $16,900 ($0.20/share) based upon the cash-offering price.  These subscriptions were received in January 2008.

During January and February 2008, the Company issued 29,500 shares of common stock to third party investors under a private placement for $5,900 ($0.20/share).

F-9

GLOBAL HOLDINGS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

CONTENTS

Page(s)

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheet – As of December 31, 2007	F-2

Consolidated Statement of Operations –
For the period from January 29, 2007 (Inception) to December 31, 2007	F-3

Consolidated Statement of Changes in Stockholders’ Equity –
For the period from January 29, 2007 (Inception) to December 31, 2007	F-4

Consolidated Statement of Cash Flows –
For the period from January 29, 2007 (Inception) to December 31, 2007	F-5

Notes to Consolidated Financial Statements	F-6 - F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Global Holdings, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Global Holdings, Inc. and Subsidiary (a development stage company) as of December 31, 2007, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the period from January 29, 2007 (inception) to December 31, 2007. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Holdings, Inc. and Subsidiary (a development stage company) as of December 31, 2007, and the results of its operations and its cash flows for the period from January 29, 2007 (inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has a net loss of $2,764 and net cash used in operations of $964 for the period ended December 31, 2007, and a working capital deficit of $964, a stockholders’ deficit of $964 and a deficit accumulated during the development stage of $2,764 at December 31, 2007. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan in regards to these matters is also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida
April 16, 2008

Global Holdings, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Balance Sheet
December 31, 2007

Assets

Total Assets	$-

Liabilities and Stockholders’ Deficit

Current Liabilities
Loans payable - related party	$964
Total Current Liabilities	964

Stockholders’ Deficit
Preferred stock ($0.0001 par value, 5,000,000 shares authorized, none issued and outstanding)
Common stock ($0.0001 par value, 200,000,000 shares authorized,
18,084,500 shares issued and outstanding)	1,808
Additional paid in capital	16,892
Deficit accumulated during development stage	(2,764)
Subscriptions receivable	(16,900)
Total Stockholders’ Deficit	(964)

Total Liabilities and Stockholders’ Deficit	$-

Check	-

See accompanying notes to consolidated financial statements

Global Holdings, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statement of Operations
For the period from January 29, 2007 (Inception) to December 31, 2007

Revenues	$-

Operating expenses
General and administrative	2,764
Total operating expenses	2,764

Loss from operations	(2,764)

Net loss	$(2,764)

Net loss per share - basic and diluted	$(0.00)

Weighted average number of shares outstanding
during the period - basic and diluted	17,957,579

See accompanying notes to consolidated financial statements

Global Holdings, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders' Deficit
For the period from January 29, 2007 (Inception) to December 31, 2007

				Deficit
				Accumulated
				During		Total
	Common Stock		Additional	Development	Subscriptions	Stockholders'
	Shares	Amount	Paid in Capital	Stage	Receivable	Deficit

Issuance of common stock for services - founders ($0.0001/share)	15,500,000	$1,550	$-	$-	$-	$1,550

Issuance of common stock for services ($0.0001/share)	2,500,000	250	-	-	-	250

Issuance of common stock in exchange for subscriptions receivable ($0.20/share)	84,500	8	16,892	-	(16,900)	-

Net loss for the period ended December 31, 2007	-	-	-	(2,764)	-	(2,764)

Balance, December 31, 2007	18,084,500	$1,808	$16,892	$(2,764)	$(16,900)	$(964)

See accompanying notes to consolidated financial statements

Global Holdings, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statement of Cash Flows
For the period from January 29, 2007 (Inception) to December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,764)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services - founders	1,550
Stock issued for services	250
Net Cash Used In Operating Activities	(964)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable - related party	964
Net Cash Provided By Financing Activities	964

Net increase in cash	-

Cash - beginning of period	-

Cash - end of period	$-

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Income taxes	$-
Interest	$-

Supplemental Disclosure of Non Cash Financing Activities:

Common stock issued in exchange for subscriptions receivable	$16,900

See accompanying notes to consolidated financial statements

GLOBAL HOLDINGS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of operations

Global Holdings, Inc. is a Nevada corporation incorporated on January 29, 2007. On September 26, 2007, the Company formed its wholly owned subsidiary, BZ Commercial Corp, a New Jersey corporation. This subsidiary is inactive as of December 31, 2007. The Company intends to assist in securing asset based financing for smaller companies throughout the United States and Canada.

Development stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include related party debt funding, equity based financing, obtaining agreements with factoring companies, and further implementation of the business plan. The Company will look to obtain additional debt and/or equity related funding opportunities. The Company has not generated any revenues since inception.

Risks and uncertainties

The Company operates in an industry that is subject to intense competition. The Company's operations are subject to significant risk and uncertainties including financial, operational, and regulatory risks including the potential risk of business failure.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

A significant estimate in 2007 included a 100% valuation allowance for deferred taxes due to the Company’s continuing and expected future losses.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.  The Company had no cash equivalents at December 31, 2007.

Net loss per share

Basic income per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period.  Diluted income per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At December 31, 2007, the Company did not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

GLOBAL HOLDINGS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Stock-based compensation

All share-based payments to employees will be recorded and expensed in the statement of operations as applicable under SFAS No. 123R “Share-Based Payment”.  For the year ended December 31, 2007, the Company has not issued any stock based compensation.

Income taxes

The Company accounts for income taxes under the liability method in accordance with Statement of Financial  Accounting  Standards No. 109, "Accounting for Income Taxes" under this method,  deferred income tax assets and liabilities are determined based on differences  between the financial reporting and tax bases of assets and  liabilities  and are measured using the enacted tax rates and laws  that will be in effect  when the  differences  are  expected  to reverse.

Fair value of financial instruments

The carrying amounts of the Company’s short-term financial instruments, including loans payable - related party, approximates fair value due to the relatively short period to maturity for this instrument.

Segment Information

The Company follows Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information."  During 2007, the Company only operated in one segment; therefore, segment information has not been presented.

Recent accounting pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability.  It also defines fair value and established a hierarchy that prioritizes the information used to develop assumptions.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company does not expect SFAS No. 157 to have a material impact on its financial position, results of operations or cash flows.

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115” (“SFAS 159”). This standard permits an entity to measure financial instruments and certain other items at estimated fair value. Most of the provisions of SFAS No. 159 are elective; however, the amendment to FASB No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” applies to all entities that own trading and available-for-sale securities.

GLOBAL HOLDINGS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

The fair value option created by SFAS 159 permits an entity to measure eligible items at fair value as of specified election dates. The fair value option (a) may generally be applied instrument by instrument, (b) is irrevocable unless a new election date occurs, and (c) must be applied to the entire instrument and not to only a portion of the instrument. SFAS 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity (i) makes that choice in the first 120 days of that year, (ii) has not yet issued financial statements for any interim period of such year, and (iii) elects to apply the provisions of FASB 157. Management is currently evaluating the impact of SFAS 159, if any, on the Company’s financial statements. The adoption of SFAS No. 159 is not expected to have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R, “Business Combinations” (“SFAS 141R”), which replaces FASB SFAS 141, “Business Combinations”.  This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  Upon adoption of this standard, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of SFAS No. 141R is not expected to have a material effect on its financial position, results of operations or cash flows.

GLOBAL HOLDINGS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $2,764 and net cash used in operations of $964 for the period ended December 31, 2007, and a working capital deficit of $964, a stockholders’ deficit of $964 and a deficit accumulated during the development stage of $2,764 at December 31, 2007.  In addition, the Company is in the development stage and has not yet generated any revenues. The ability of the Company to continue as a going concern is dependent on Management's plans, which include potential asset acquisitions, mergers or business combinations with other entities as well as continued efforts in obtaining debt or equity based financing. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 Loans Payable – Related Party

During 2007, the Company’s Chief Executive Officer advanced $964 to pay the Company’s expenses.  The advances were non-interest bearing, unsecured and due on demand.

All advances represent a 100% concentration in debt financing.

Note 4 Income Taxes

SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes totaling approximately $964 at December 31, 2007 expiring through the year 2027.  Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

GLOBAL HOLDINGS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Significant deferred tax assets at December 31, 2007 are as follows:

Gross deferred tax assets:
Net operating loss carryforwards	$	(385)
Total deferred tax assets		(385)
Less: valuation allowance		385
Net deferred tax asset recorded		$-

The valuation allowance at January 29, 2007 (inception) was $0. The net change in valuation allowance during the period ended December 31, 2007 was an increase of $385.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2007.

The actual tax benefit differs from the expected tax benefit for the year ended December 31, 2007 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and 9% for state income taxes, a blended rate of 39.94%) as follows:

Expected tax expense (benefit) - Federal	$(855)
Expected tax expense (benefit) - State	(249)
Non-deductible stock issued for services	719
Change in valuation allowance	385
Actual tax expense (benefit)	$-

Note 5 Stockholders’ Deficit

During March 2007, the Company issued 15,500,000 shares of common stock, having a fair value of $1,550 ($0.0001/share), to its founders for services rendered.

During March 2007, the Company issued 2,500,000 shares of common stock, having a fair value of $250 ($0.0001/share), based upon issuances of common stock to founders for services rendered, in exchange for consulting services to be performed over a period of one year.  At December 31, 2007, it was determined that the terms of service with each consultant had been fulfilled and that there was no prepaid asset remaining.

During October – December 2007, the Company issued 84,500 shares of common stock to third party investors under a private placement in exchange for subscriptions receivable having a fair value of $16,900 ($0.20/share) based upon the cash-offering price.  These subscriptions were received in January 2008.

Note 6 Subsequent Events

During January and February 2008, the Company issued 29,500 shares of common stock to third party investors under a private placement for $5,900 ($0.20/share).

GLOBAL HOLDINGS, INC.
2,614,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALEIS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes ("NRS") and our bylaws. Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Nevada law, but such indemnification is not automatic. Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

We have been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$20.62
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$5,000
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$15,020.62

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Nevada in January 2007 and on March 26, 2007 8,000,000 shares of common stock were issued to Mitchell Cohen as founder shares at the par value of $.0001 totaling $800. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to these individuals as founder shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Cohen had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.

This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On March 26, 2007 7,500,000 shares of common stock were issued to Stuart Davis as founder shares at the par value of $.0001 totaling $750. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to these individuals as founder shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Davis had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.

This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On March 26, 2007 850,000 shares of common stock were issued to Milton Miller at the par value of $.0001 for services to be rendered pursuant to a consulting agreement with the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to these individuals as founder shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Davis had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.

This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On March 26, 2007 850,000 shares of common stock were issued to Barry Simon at the par value of $.0001 for services to be rendered pursuant to a consulting agreement with the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to these individuals as founder shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Davis had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.

This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On March 26, 2007 800,000 shares of common stock were issued to Richard Miller at the par value of $.0001 for services to be rendered pursuant to a consulting agreement with the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to these individuals as founder shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Miller had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.

This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

All services provided by these consultants were rendered in full as of December 31, 2007.

In March 2008, we completed a Regulation D Rule 506 offering in which we sold 114,000 shares of common stock to 41 investors, at a price per share of $.20 for an aggregate offering price of $22,800. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Milton Miller	850,000	850,000	0	0
Barry Simon	850,000	850,000	0	0
Richard Miller	800,000	800,000	0	0
Ashwin Krishna	2,500	2,500	0	0
Ben Barkman	2,500	2,500	0	0
Damian Douziech	2,500	2,500	0	0
David McClure	2,500	2,500	0	0
Eniko Nagy	2,500	2,500	0	0
Rosyline Krishna	2,500	2,500	0	0
Slobodan Nikolic	2,500	2,500	0	0
Wayne Marlton	2,500	2,500	0	0
Zlojutro Dusko	2,500	2,500	0	0
Advanced Chiropractic of South FLA	2,500	2,500	0	0
Daniel McGuire	2,500	2,500	0	0
David L. Weissman	2,500	2,500	0	0
Heather Siegel	2,500	2,500	0	0
Mindy McGuire	2,500	2,500	0	0
Stephen & Judith Ickowitz	2,500	2,500	0	0
Edward Levine	2,500	2,500	0	0
Abraham Grunspan	1,500	1,500	0	0
Ann T. Ford Spoleti	2,500	2,500	0	0
Betsy Margolis	2,500	2,500	0	0
Craig Murray	5,000	5,000	0	0
Daniel Zupnick	5,000	5,000	0	0
Darryl Murray	5,000	5,000	0	0
Dr. Sandro S. Femin	2,500	2,500	0	0
Eoin Costello	1,500	1,500	0	0
Flo Weinberg Inc.	2,500	2,500	0	0
Fredrick Kiesecker	5,000	5,000	0	0
Giuseppe Telese	1,500	1,500	0	0
Inderjit Rahgi	2,500	2,500	0	0
John Costello	5,000	5,000	0	0
Jonathan Margolis	2,500	2,500	0	0
Jonathan Miller	1,500	1,500	0	0
Michael Diamond	5,000	5,000	0	0
Patrick Oliver-Kelly	2,500	2,500	0	0

Rajender Singh	2,500	2,500	0	0
Reva Miller	1,500	1,500	0	0
Rita Silver	2,500	2,500	0	0
RM Enterprises Int. Ltd	2,500	2,500	0	0
Stephen Webeck	5,000	5,000	0	0
Sukhjit Gill	1,500	1,500	0	0
Vanity Events Inc.	2,500	2,500	0	0
Vanity Holdings Group Inc.	2,500	2,500	0	0

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering and made only to accredited investors in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §§ 230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Consulting Agreement with Milton Miller
10.2	Consulting Agreement with Barry Simon
10.3	Consulting Agreement with Richard Miller
10.4	Independent Representative Marketing Agreement with Rivera Finance
10.5	Independent Representative Marketing Agreement with JD Factors, LLC
10.6	Brokerage Agreement with Bay View Funding
10.7	Factoring Broker Agreement with Marlin Trade Receivables Corp.
23.1	Consent of Berman & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1
24	Power of Attorney

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.             The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.             Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of East Brunswick, State of North New Jersey on May 5, 2008.

GLOBAL HOLDINGS, INC.

By:	/s/ Mitchell Cohen
Mitchell Cohen
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, President, Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell Cohen and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Global Holdings, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/ Mitchell Cohen
Mitchell Cohen
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, President, Chairman of the Board of Director

By:	/s/ Stuart Davis
Stuart Davis
Secretary and Director

May 5, 2008